                                                                      EXHIBIT 11
                                                                          PAGE 1

                       ESTERLINE TECHNOLOGIES CORPORATION
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  1991       1992        1993       1994       1995
                                                                ---------  ---------  ----------  ---------  ---------
Net Earnings..................................................  $   7,315  $   5,094  $  (25,635) $   7,563  $  17,381
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------
Average Number of Common Shares Outstanding...................      6,502      6,506       6,512      6,513      6,568
Net Shares Assumed to be Issued for Stock Options.............         41        161          67         58        302
                                                                ---------  ---------  ----------  ---------  ---------
  Total.......................................................      6,543      6,667       6,579      6,571      6,870
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------
Earnings Per Common Share--Primary Basis......................  $    1.12  $     .76  $    (3.90) $    1.15  $    2.53
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------

                                                                      EXHIBIT 11
                                                                          PAGE 2

                       ESTERLINE TECHNOLOGIES CORPORATION
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  1991       1992        1993       1994       1995
                                                                ---------  ---------  ----------  ---------  ---------
Net Earnings..................................................  $   7,315  $   5,094  $  (25,635) $   7,563  $  17,381
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------
Average Number of Common Shares Outstanding...................      6,502      6,506       6,512      6,513      6,568
Net Shares Assumed to be Issued for Stock Options.............        180        161          67        269        362
                                                                ---------  ---------  ----------  ---------  ---------
Total Common Shares on a Fully Diluted Basis..................      6,682      6,667       6,579      6,782      6,930
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------
Earnings Per Common Share--Fully Diluted Basis................  $    1.09  $     .76  $    (3.90) $    1.12  $    2.51
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------
Earnings Per Common Share--Primary Basis......................  $    1.12  $     .76  $    (3.90) $    1.15  $    2.53
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------
Dilutive Effect Per Common Share..............................  $     .03       None        None  $     .03  $     .02
                                                                ---------  ---------  ----------  ---------  ---------
                                                                ---------  ---------  ----------  ---------  ---------